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                                 EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-17379) of SeaChange International, Inc. of our report dated January 22, 1997 appearing on page F-1 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-1 of this Form 10-K.


PRICE WATERHOUSE LLP

Boston, Massachusetts
March 26, 1997